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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                      ------------------------------------



                                    FORM 8-K


                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

               Date of Report: (Date of earliest event reported):
                      November 10, 1998 (October 28, 1998)


                                VERITAS DGC INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)




       DELAWARE                         1-7427                            76-0343152
(STATE OF INCORPORATION)        (COMMISSION FILE NUMBER)        (IRS EMPLOYER IDENTIFICATION NO.)


                           3701 KIRBY DRIVE, SUITE 112
                              HOUSTON, TEXAS 77098
              (ADDRESS OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)



                                 (713) 512-8300
              (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)




                                (NOT APPLICABLE)
          (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)



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ITEM 5.           OTHER EVENTS

NOTICE OF CERTAIN UNREGISTERED OFFERINGS UNDER RULE 135C

         On October 23, 1998, Veritas DGC Inc. (the "Company") entered into a Purchase Agreement for the purchase of an aggregate of $60.0 million of 9 3/4% Senior Notes due 2003, Series B (the "Notes"). On October 28, 1998, the Company issued a press release announcing the closing of the offering of the Notes (the "Offering"). The Notes have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), and are subject to certain transfer restrictions. The Notes may be resold by the Initial Purchaser (as defined in the Purchase Agreement) pursuant to Rule 144A under the Securities Act to Qualified Institutional Buyers, as defined in Rule 144A.


ITEM 7.           FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION
                  AND EXHIBITS

(C)      EXHIBITS

         Exhibit 4.1 Purchase Agreement, dated October 23, 1998, between Veritas DGC Inc. and Warburg Dillon Read LLC.

         Exhibit 4.2 Registration Rights Agreement, dated as of October 28, 1998, between Veritas DGC Inc. and Warburg Dillon Read LLC.

         Exhibit 4.3 Indenture, dated as of October 28, 1998, between Veritas DGC Inc. and State Street Bank and Trust Company.

         Exhibit 99.1               Veritas DGC Inc. press release dated
                                    October 28, 1998.


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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: November 10, 1998


                              VERITAS DGC INC.

                              /s/ ANTHONY TRIPODO
                              -------------------------------------------------
                              Anthony Tripodo,
                              Executive Vice President, Chief Financial Officer and Accounting Officer and Treasurer



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